As filed with the Securities and Exchange Commission on October 19, 2004

Registration No. 333-____________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EMC CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Massachusetts

(State or Other Jurisdiction of Incorporation or Organization)

04-2680009

(I.R.S. Employer Identification Number)

176 South Street, Hopkinton, Massachusetts 01748

(Address of Principal Executive Offices)

EMC Corporation 2003 Stock Plan, as amended EMC Corporation 1989 Employee Stock Purchase Plan, as amended Dantz Development Corporation Amended and Restated 1997 Equity Incentive Plan

(Full Title of the Plans)

Paul T. Dacier, Esq. Senior Vice President and General Counsel EMC Corporation 176 South Street Hopkinton, Massachusetts 01748

(Name and Address of Agent for Service)

(508) 435-1000

(Telephone Number, Including Area Code for Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

EMC Corporation 2003 Stock Plan, as amended Common Stock, par value $.01 per share	50,000,000 shares	$11.88 (2)	$594,000,000 (2)	$75,260 (2)

EMC Corporation 1989 Employee Stock Purchase Plan, as amended Common Stock, par value $.01 per share	25,000,000 shares	$11.88 (2)	$297,000,000 (2)	$37,630 (2)

Dantz Development Corporation Amended and Restated 1997 Equity Incentive Plan Common Stock, par value $.01 per share	248,444 shares	$7.62 (3)	$1,893,144 (3)	$240 (3)

(1)

This Registration Statement covers an aggregate of 75,248,892 shares of the Registrant’s common stock, par value $.01 per share (the “Common Stock”), (a) 50,000,000 shares of which may be issued pursuant to awards granted under the EMC Corporation 2003 Stock Plan, as amended (the “2003 Plan”), (b) 25,000,000 shares of which may be issued pursuant to the EMC Corporation 1989 Employee Stock Purchase Plan, as amended (the “1989 Plan”), and (c) 248,892 shares of which may be issued pursuant to awards granted under the Dantz Development Corporation Amended and Restated 1997 Equity Incentive Plan (the “Dantz Plan,” and together with the 2003 Plan and the 1989 Plan, collectively, the “Plans”).  Also registered hereunder are such additional shares of Common Stock, presently undeterminable, as may be necessary to satisfy the antidilution provisions of the Plans to which this Registration Statement relates.

(2)

Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on October 14, 2004.

(3)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the prices at which the options to acquire Common Stock may be exercised.

EXPLANATORY NOTE

          This Registration Statement on Form S-8 is being filed for the purpose of registering (a) an additional 50,000,000 shares of the Registrant’s common stock, par value $.01 per share (the “Common Stock”), that may be issued pursuant to awards granted under the EMC Corporation 2003 Stock Plan, as amended (the “2003 Plan”), (b) an additional 25,000,000 shares of Common Stock that may be issued pursuant to the EMC Corporation 1989 Employee Stock Purchase Plan, as amended (the “1989 Plan”), and (c) 248,444 shares of Common Stock that may be issued pursuant to awards granted under the Dantz Development Corporation Amended and Restated 1997 Equity Incentive Plan (the “Dantz Plan”), which awards were converted to options to acquire shares of Common Stock in connection with the Registrant’s acquisition of Dantz Development Corporation on October 8, 2004.  In accordance with Section E of the General Instructions to Form S-8, the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) relating to (i) the 2003 Plan (File No. 333-105057) and (ii) the 1989 Plan (File Nos. 33-29198, 33-41328, 33-71262, 333-05133, 333-90331, 333-91342, and 333-105057) are incorporated by reference herein.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The Registrant incorporates by reference the following documents filed with the Commission:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

(b)	the Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2004 and the quarter ended June 30, 2004, respectively;

(c)	the Registrant’s Current Reports on Form 8-K filed with the Commission on January 9, 2004, January 12, 2004, January 22, 2004, April 15, 2004, July 20, 2004, and October 19, 2004, respectively; and

(d)

the description of the Common Stock which is contained in the Registrant’s Registration Statement on Form 8-A filed by the Registrant under Section 12 of the Securities Exchange Act of 1934 on March 4, 1988, including any amendments or reports filed for the purpose of updating such description.

          In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also incorporated or is deemed to be incorporated by reference herein modifies or supercedes such earlier statement.  Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute part of this Registration Statement.

Item 4.   Description of Securities.

               Not applicable.

Item 5.   Interests of Named Experts and Counsel.

               The legality of the shares of Common Stock being registered pursuant to this Registration Statement will be passed upon for the Registrant by Paul T. Dacier, Senior Vice President and General Counsel of the Registrant.  Mr. Dacier holds options to purchase Common Stock, owns shares of Common Stock and is eligible to participate in the Registrant’s equity incentive plans, including the 2003 Plan and the 1989 Plan.

Item 6.   Indemnification of Directors and Officers

               Section 8.51 of Chapter 156D of the General Laws of the Commonwealth of Massachusetts authorizes a Massachusetts corporation to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if (1)(i) he conducted himself in good faith, (ii) he reasonably believed that his conduct was in the best interest of the corporation or that his conduct was at least not opposed to the best interests of the corporation, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful or (2) he engaged in conduct for which he shall not be liable under an authorized provision of the corporation’s articles of organization.  Section 8.56 of Chapter 156D of the General Laws of the Commonwealth of Massachusetts authorizes a corporation to indemnify an officer of the corporation who is a party to a proceeding because he is an officer of the corporation to the same extent as a director and, if he is an officer but not a director, to such further extent as may be provided by the articles of organization, bylaws, a resolution of the board of directors or contract except for liability arising out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law.

               The Registrant’s Restated Articles of Organization include a provision that eliminates the personal liability of each of its directors for monetary damages for breach of fiduciary duty as a director to the extent provided by applicable law, notwithstanding any provision of law imposing such liability, except for liability, to the extent required by Section 13(b)(1 1/2) or any successor provision of the Massachusetts Business Corporation Law, (a) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under sections 61 or 62 of the Massachusetts Business Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit.

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               In addition, the Registrant’s Amended and Restated By-laws provide that (a) the Registrant shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who act at its request as directors, officers or trustees of another organization or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, except with respect to any matter as to which such director or officer shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such individual’s action was in the best interests of the Registrant or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; (b) the Registrant is authorized to pay expenses, including counsel fees, from time to time reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay to the Registrant the amounts so paid by the Registrant if it is ultimately determined that indemnification for such expenses is not authorized under the Amended and Restated Bylaws; (c) the right of indemnification under the Amended and Restated By-laws shall not be exclusive of or affect any other rights to which any director or officer may be entitled by contract or otherwise under law.

               The Registrant has entered into indemnification agreements with its directors and executive officers providing for the indemnification of such director or executive officer, as applicable, to the extent legally permissible and the payment of expenses, including counsel fees reasonably incurred in connection with the defense or disposition of any action, suit or other proceeding in which such individual may be involved by reason of such individual being or having been a director or officer of the Registrant.

Item 7.   Exemption from Registration Claimed.

               Not applicable.

Item 8.   Exhibits.

               The following exhibits are filed as part of or incorporated by reference into this Registration Statement:

4.1	EMC Corporation 2003 Stock Plan, as amended. Incorporated by reference from the Registrant’s definitive proxy statement filed with the Commission on March 12, 2004.

4.2	EMC Corporation 1989 Employee Stock Purchase Plan, as amended. Incorporated by reference from the Registrant’s definitive proxy statement filed with the Commission on March 12, 2004.

4.3	Dantz Development Corporation Amended and Restated 1997 Equity Incentive Plan.

4.4	Addendum to the Dantz Development Corporation Restated Equity Incentive Plan (Sub-plan for French participants subject to taxation in France).

5.1	Opinion of Paul T. Dacier, Senior Vice President and General Counsel to the Registrant, as to the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Paul T. Dacier, Senior Vice President and General Counsel to the Registrant (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on the signature pages to this Registration Statement).

Item 9.   Undertakings

(a)         The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)        The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the  question whether such indemnification by it is against public policy as  expressed in the Securities Act of 1933 and will be governed by the final adjudication of  such issue.

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SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Hopkinton, Commonwealth of Massachusetts, on October 19, 2004.

EMC CORPORATION

By:	/s/ Paul T. Dacier

Paul T. Dacier
Senior Vice President and General Counsel

POWER OF ATTORNEY

               Each person whose signature appears below hereby severally constitutes and appoints Joseph M. Tucci, William J. Teuber, Jr. and Paul T. Dacier, and each of them singly, with the power to act without the other, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys- in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of October 19, 2004.

Signatures	Title

/s/ MICHAEL C. RUETTGERS
Chairman of the Board of Directors
MICHAEL C. RUETTGERS

/s/ JOSEPH M. TUCCI
President, Chief Executive Officer and Director
JOSEPH M. TUCCI	(Principal Executive Officer)

/s/ WILLIAM J. TEUBER
Executive Vice President and Chief Financial Officer
WILLIAM J. TEUBER, JR.	(Principal Financial Officer)

/s/ MARK A. LINK
Senior Vice President and Chief Accounting Officer
MARK A. LINK	(Principal Accounting Officer)

/s/ MICHAEL J. CRONIN
Director
MICHAEL J. CRONIN

[SIGNATURE PAGE TO REGISTRATION STATEMENT ON FORM S-8]

/s/ GAIL DEEGAN
Director
GAIL DEEGAN

/s/ JOHN R. EGAN
Director
JOHN R. EGAN

/s/ W. PAUL FITZGERALD
Director
W. PAUL FITZGERALD

Director
OLLI-PEKKA KALLASVUO

/s/ WINDLE B. PRIEM
Director
WINDLE B. PRIEM

/s/ DAVID STROHM
Director
DAVID STROHM

/s/ ALFRED M. ZEIEN
Director
ALFRED M. ZEIEN

[SIGNATURE PAGE TO REGISTRATION STATEMENT ON FORM S-8]

EXHIBIT INDEX

4.1	EMC Corporation 2003 Stock Plan, as amended. Incorporated by reference from the Registrant’s definitive proxy statement filed with the Commission on March 12, 2004.

4.2	EMC Corporation 1989 Employee Stock Purchase Plan, as amended. Incorporated by reference from the Registrant’s definitive proxy statement filed with the Commission on March 12, 2004.

4.3	Dantz Development Corporation Amended and Restated 1997 Equity Incentive Plan.

4.4	Addendum to the Dantz Development Corporation Restated Equity Incentive Plan (Sub-plan for French participants subject to taxation in France).

5.1	Opinion of Paul T. Dacier, Senior Vice President and General Counsel to the Registrant, as to the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Paul T. Dacier, Senior Vice President and General Counsel to the Registrant (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on the signature pages to this Registration Statement).